State of Delaware                PAGE  1

                        Office of the Secretary of State

                   ------------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FARBERWARE INC.", CHANGING ITS NAME FROM "FARBERWARE INC." TO "BRUCKNER MANUFACTURING CORP.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1996, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                         [SEAL]      /s/ Edward J. Freel
                                     --------------------------------
                                     Edward J. Freel, Secretary of State

                                     AUTHENTICATION:  7905043

                                               DATE:  04-12-96

2139322 8100

96010590

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FARBERWARE INC

                 ---------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                 ---------------------------------------------


            Farberware Inc., a Delaware corporation (the "Corporation") does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

            1.    The name of the corporation is: BRUCKNER MANUFACTURING CORP.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 2nd day of April, 1996.

                                         FARBERWARE INC.


                                         By: /s/ George H. MacLean
                                            -----------------------------
                                            George H. MacLean
                                            Vice President

ATTEST:


/s/ Steven C. Barre
------------------------
Steven C. Barre
Assistant Secretary

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILE 09:00 AM 04/12/1996
                                                        960105902 - 2139322